   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996


                                                      REGISTRATION NO. 333-17143
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT


                                  ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             MICROSOFT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        WASHINGTON                                                  91-1144442
               (STATE OR OTHER JURISDICTION                                       (IRS EMPLOYER
            OF INCORPORATION OR ORGANIZATION)                                  IDENTIFICATION NO.)

                               ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                            ROBERT A. ESHELMAN, ESQ.
                               ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

               RICHARD B. DODD, ESQ.                               ANDREW D. SOUSSLOFF, ESQ.
               PRESTON GATES & ELLIS                                  SULLIVAN & CROMWELL
                5000 COLUMBIA CENTER                                    125 BROAD STREET
                  701 FIFTH AVENUE                               NEW YORK, NEW YORK 10004-2498
           SEATTLE, WASHINGTON 98104-7078

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the distribution will be borne by the registrant. Such expenses are estimated to be as follows:

    Registration Fee -- Securities and Exchange Commission...................  $261,364
    NASD Filing Fees and Expenses (Including Legal Fees).....................    37,500
    Nasdaq National Market Listing Fee.......................................    50,000
    Transfer Agent and Registrar Fees........................................     3,000
    Legal Fees and Expenses..................................................   180,000
    Printing Expenses........................................................    85,000
    Trustee Fees.............................................................     5,000
    Accountant's Fees and Expenses...........................................    51,500
    Miscellaneous Expenses...................................................    51,636
                                                                               --------
              Total..........................................................  $725,000
                                                                               ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XII of the Restated Articles of Incorporation of the Company authorizes the Company to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. The Washington Business Corporation Act (Sections 23B.08.510 through .570) authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

     The directors and officers of the Company are entitled to indemnification by the Underwriters against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of each Underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein.

     In addition, the Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16. LIST OF EXHIBITS.


EXHIBIT NO.                              DESCRIPTION                              PAGE OR FOOTNOTE
-----------   ------------------------------------------------------------------  ----------------
     1.1      Underwriting Agreement............................................
     3.1      Restated Articles of Incorporation................................          (1)
     3.2      Bylaws............................................................          (2)
     4.1      Form of Amendment to the Registrant's Restated Articles of
              Incorporation designating the rights and preferences with respect to the Series A Preferred Shares..................................
     4.2      Form of Indenture with respect to the      % Convertible
              Subordinated Preferred Notes Due 1999.............................
     5.1      Opinion of Preston Gates & Ellis..................................
     8.1      Opinion of Preston Gates & Ellis..................................
    12.1      Computation of Ratio of Earnings to Fixed Charges.................
    13.1      Quarterly and Market Information Incorporated by Reference to Page
              28 of 1996 Annual Report to Shareholders ("1996 Annual Report")...          (3)
    13.2      (Intentionally Omitted)...........................................
    13.3      Management's Discussion and Analysis of Financial Condition and
              Results of Operations Incorporated by Reference to Pages 16-19,
              22, and 23 of 1996 Annual Report..................................          (3)
    13.4      Financial Statements Incorporated by Reference to Pages 1, 15, 20,
              21, 24-29, and 31 of 1996 Annual Report...........................          (3)
    23.1      Consent of Deloitte & Touche LLP..................................          (1)
    23.2      Consent of Preston Gates & Ellis..................................          (4)
    24.1      Power of Attorney.................................................        II-4
    25.1      Statement of Eligibility of Trustee...............................


---------------

(1) Filed previously with the Registrant's Registration Statement on Form S-3 (Commission File No. 333-17143).


(2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.

(3) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.

(4) Contained within Exhibit 5.1.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (3) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on December 16, 1996.


                                          MICROSOFT CORPORATION

                                                   /s/ MICHAEL W. BROWN

                                          --------------------------------------
                                                    Michael W. Brown,
                                              Vice President, Finance; Chief
                                                    Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below on December 16, 1996 by the following persons in the capacities indicated.


               SIGNATURES                              TITLE
----------------------------------------  --------------------------------
      /s/        MICHAEL W. BROWN         Vice President, Finance; Chief
----------------------------------------    Financial Officer (Principal
            Michael W. Brown                Financial and Accounting
                                            Officer)
                   *                      Chairman, Chief Executive
----------------------------------------    Officer, Director (Principal
            William H. Gates                Executive Officer)
                   *                      Director
----------------------------------------
             Paul G. Allen
                   *                      Director
----------------------------------------
             Jill E. Barad
                   *                      Director
----------------------------------------
          Richard A. Hackborn
                   *                      Director
----------------------------------------
           David F. Marquardt

               SIGNATURES                              TITLE
----------------------------------------  --------------------------------
                   *                      Director
----------------------------------------
           Robert D. O'Brien

                   *                      Director
----------------------------------------
          William G. Reed, Jr.

                   *                      Director
----------------------------------------
             Jon A. Shirley

*By /s/     MICHAEL W. BROWN
----------------------------------------
            Michael W. Brown
            Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                              DESCRIPTION                              PAGE OR FOOTNOTE
-----------   ------------------------------------------------------------------  ----------------
     1.1      Underwriting Agreement............................................
     3.1      Restated Articles of Incorporation................................          (1)
     3.2      Bylaws............................................................          (2)
     4.1      Form of Amendment to the Registrant's Restated Articles of
              Incorporation designating the rights and preferences with respect to the Series A Preferred Shares..................................
     4.2      Form of Indenture with respect to the      % Convertible
              Subordinated Notes Due 1999.......................................
     5.1      Opinion of Preston Gates & Ellis..................................
     8.1      Opinion of Preston Gates & Ellis..................................
    12.1      Computation of Ratio of Earnings to Fixed Charges.................
    13.1      Quarterly and Market Information Incorporated by Reference to Page
              28 of 1996 Annual Report to Shareholders ("1996 Annual Report")...          (3)
    13.2      (Intentionally Omitted)...........................................
    13.3      Management's Discussion and Analysis of Financial Condition and
              Results of Operations Incorporated by Reference to Pages 16-19,
              22, and 23 of 1996 Annual Report..................................          (3)
    13.4      Financial Statements Incorporated by Reference to Pages 1, 15, 20,
              21, 24-29, and 31 of 1996 Annual Report...........................          (3)
    23.1      Consent of Deloitte & Touche LLP..................................          (1)
    23.2      Consent of Preston Gates & Ellis..................................          (4)
    24.1      Power of Attorney.................................................        II-4
    25.1      Statement of Eligibility of Trustee...............................


---------------

(1) Filed previously with the Registrant's Registration Statement on Form S-3 (Commission File No. 333-17143).


(2) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1994.

(3) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1996.

(4) Contained within Exhibit 5.1.